Exhibit 10(ll)

AMENDMENT NUMBER 3 TO THE SERIES 1999-1 SUPPLEMENT

Amendment Number 3, dated as of March 7, 2002 and effective as of December 31, 2001 (this “Amendment”) to the Series 1999-1 Supplement, dated as of May 7, 1999, as amended and restated as of August 20, 1999, as further amended by Amendment Number 1 to the Series 1999-1 Supplement, dated as of October 2, 2000, and as further amended by Amendment Number 2 to the Series 1999-1 Supplement, dated as of May 17, 2001 (as amended, the “Supplement”), by and among CSI Funding, Inc. (“CSI”), CompuCom Systems, Inc. (“CompuCom”), PNC Bank, National Association, Market Street Funding Corporation and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association) (the “Trustee”).

WHEREAS, the Supplement supplements the Pooling and Servicing Agreement, dated as of May 7, 1999, as amended and restated as of August 20, 1999 (as amended, the “Agreement”), by and among CSI, CompuCom and the Trustee; and

WHEREAS, all of the parties to the Supplement desire to make the amendments to the Supplement set forth below;

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Series 1999-1 Certificateholders and the other parties to the Supplement:

ARTICLE I

Definitions

SECTION 1.01. Cross Reference to Definitions in Agreement. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meaning assigned to such terms in the Supplement or the Agreement, as applicable.

ARTICLE II

Amendments to the Supplement

SECTION 2.01. Section 2.1 of the Supplement which modifies Section 10.01 of the Agreement is hereby modified by replacing in its entirety Section 10.01(e) thereof with the following new Section 10.01(e):

(e) if, while CompuCom is the Servicer, either (i) at the end of the fiscal quarter of CompuCom ending on either December 31, 2001, March 31, 2002 or June 30, 2002, its Tangible Net Worth is less than $100,000,000 or (ii) at the end of each fiscal quarter of CompuCom after

June 30, 2002, its Tangible Net Worth is less than the sum of (a) $100,000,000, plus (b) 75% of cumulative Consolidated Net Income for the period beginning on July 1, 2002 and ending on the date of calculation (provided that if Consolidated Net Income is less than zero for any Fiscal Year, or for the completed portion of the then-current Fiscal Year, Consolidated Net Income for such Fiscal Year or portion shall be deemed to be zero) plus (c) 100% of the net cash proceeds received by CompuCom after the Closing Date for the Series 1999-1 as a result of any offering of equity securities (or securities convertible into or exchangeable for equity securities) plus (d) an amount equal to the Tangible Net Worth of any Person that becomes a Subsidiary of CompuCom after the Closing Date for the Series 1999-1 or any Person (other than CompuCom or a Subsidiary) is merged with or consolidated with or into CompuCom or any Subsidiary after the Closing Date for the Series 1999-1 or any Person substantially all of the assets of which were acquired by CompuCom or any Subsidiary after the Closing Date for the Series 1999-1, in each case to the extent the purchase price paid therefor by CompuCom or the applicable Subsidiary is paid in equity securities of CompuCom or any Subsidiary.

ARTICLE III

Miscellaneous

SECTION 3.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 3.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

SECTION 3.03. Supplement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Supplement shall remain in full force and effect. All references to the Supplement in any other document or instrument shall be deemed to mean such Supplement as amended by this Amendment. This Amendment shall not constitute a novation of the Supplement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Supplement, as amended by this Amendment, as though the terms and obligations of the Supplement were set forth herein.

SECTION 3.04. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

COMPUCOM SYSTEMS, INC.

By:	/s/ M. LAZANE SMITH
Name: M. LAZANE SMITH
Title: SVP-CFO

CSI FUNDING INC.

By:	/s/ DANIEL CELONI
Name: DANIEL CELONI
Title: TREASURER

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee

By:	/s/ TIMOTHY MATYI
Name: Timothy Matyi
Title: Assistant Vice President

Consented to by 100% of the Series 1999-1 Certificateholders:

MARKET STREET FUNDING CORPORATION

By:	/s/ EVELYN ECHEVARRIA
Name: Evelyn Echevarria
Title: Vice President

Consented to by:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ JOHN T. SMATHERS
Name: John T. Smathers
Title: Vice President